Exhibit 99.1

                   R.H. Donnelley and Dex Media Cash
  Flow and Deleveraging Exceed Expectations in 2005; Both Companies Report 2005 Results; R.H. Donnelley Provides 2006 Guidance for Newly
                           Combined Entity

    CARY, N.C.--(BUSINESS WIRE)--Feb. 22, 2006--R.H. Donnelley
Corporation (NYSE: RHD):

    Key Highlights:

    --  Dex and Sprint markets continue record of solid sales growth

    --  RHD and Dex Media collectively repay $832 million of debt in
        2005

    -- R.H. Donnelley completes acquisition of Dex Media on January 31, 2006; Merger integration on track

    R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported full year 2005 cash flow from operations of $392.1 million compared to $335.0 million in the prior year (which excluded tax refunds of $71.3 million). Dex Media, Inc. ("Dex" or "Dex Media") generated full year 2005 cash flow from operations of $570.4 million compared to $491.4 million in the prior year.
    "Both companies entered 2005 with a tremendous amount of opportunity and we certainly capitalized in a number of areas, most notably, finalizing our plans to acquire Dex Media," said David C. Swanson, R.H. Donnelley Chief Executive Officer. "We look forward to making significant progress with respect to integration activities related to Dex Media in 2006. We will also continue initiatives to drive operational improvement in our core business, increase leadership in online search and generate superior value for our shareowners, advertisers and consumers."
    George Burnett, R.H. Donnelley Chairman and former Chief Executive Officer of Dex Media, said, "Dex Media consistently delivered on its commitments in 2005. It was a year of operational momentum for us, in which we successfully innovated both in print and online. We are pleased to move into a new era with R.H. Donnelley from a position of strength and increased momentum."

    Full Year 2005 - Reported GAAP Results

    R.H. Donnelley

    RHD's full year 2005 net revenue was $956.6 million compared to $603.1 million in the prior year. Operating expenses, including depreciation and amortization, were $581.4 million compared to $389.4 million in the prior year. Operating income for the full year was $375.2 million versus $291.7 million in the prior year. Net interest expense in full year 2005 was $264.5 million compared to $175.5 million in 2004. Loss available to common shareholders for the full year was $288.9 million or $9.10 per diluted share reflecting $11.7 million in preferred stock dividends, a $133.7 million loss on repurchase of preferred stock and $211.0 million in preferred stock fair value adjustments. This compares to income available to common shareholders of $48.5 million or $1.15 per diluted share in the prior year.

    Dex Media

    Dex Media's full year 2005 revenue was $1,658.4 million compared to $1,602.9 million in the prior year. Operating expenses, including depreciation and amortization, were $1,134.4 million compared to $1,180.3 million in the prior year. Operating income for the full year was $524.0 million versus $422.6 million in the prior year. Net interest expense in full year 2005 was $445.7 million compared to $504.8 million in 2004. Net income for the full year was $46.8 million or $0.31 per diluted share compared to net loss of $50.8 million or $0.39 per diluted share in the prior year.

    Cash Flow and Debt

    R.H. Donnelley

    For the full year, RHD generated cash flow from operations of $392.1 million. Free cash flow (cash flow from operations less $31.6 million of capital expenditures and software investment) for the year was $360.5 million. In aggregate, RHD repaid $348.5 million of debt during the full year. As of December 31, 2005, net debt outstanding was $3,071.0 million.

    Dex Media

    For the full year, Dex Media generated cash flow from operations of $570.4 million. Free cash flow (cash flow from operations less $37.2 million of capital expenditures and software investment) for the year was $533.2 million. In aggregate, Dex Media repaid $483.1 million of debt during 2005 and paid $54.1 million of cash dividends to common shareholders during the year. As of December 31, 2005, net debt outstanding was $5,290.0 million.

    Full Year 2005 Results - Including Adjustments and Non-GAAP
Measures

    R.H. Donnelley

    Combined publication sales for RHD for full year 2005 were $1,026.9 million, up 1.3 percent from $1,013.7 million in the prior year. Performance was primarily driven by strong results in the Sprint markets. This was partially offset by lower publication sales in the AT&T markets (acquired in 2004) driven by the reconstruction efforts in that business. RHD's publication sales represent the total billable value of advertising in directories that were published in the period.
    RHD's adjusted net revenue during the full year was $1,041.6 million compared to adjusted pro forma net revenue of $1,033.9 million in 2004. Adjusted operating expenses, including depreciation and amortization, were $531.5 million for full year 2005 compared to adjusted pro forma operating expenses of $502.6 million for the prior year. Adjusted operating income for full year 2005 was $510.1 million compared to adjusted pro forma operating income for full year 2004 of $531.3 million. Adjusted EBITDA during the full year was $595.2 million compared to adjusted pro forma EBITDA of $616.8 million in the prior year. Full year 2005 adjusted net income, excluding preferred dividends and adjusted to remove the effect of purchase accounting, was $149.8 million compared to adjusted pro forma net income of $193.3 million in the prior year. Adjusted net income per diluted share in the full year was $3.87 compared to adjusted pro forma net income per diluted share of $4.59 in full year 2004.
    See the attached schedules for a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures.

    Dex Media

    Publication sales for Dex Media during full year 2005 were $1,728.0 million, up 2.2 percent from the prior year. Dex publication sales represent the total billable value of advertising in directories that were published during the period, together with all other revenue, including Internet and direct marketing products, sold during the period. Dex Media's revenue in the full year was $1,658.4 million compared to adjusted revenue of $1,649.7 million in full year 2004. Operating expenses, including depreciation and amortization, were $1,134.4 million in the full year compared to adjusted operating expenses of $1,190.8 million for full year 2004. Operating income for full year 2005 was $524.0 million compared to adjusted operating income for the prior year of $458.9 million. EBITDA adjusted to exclude the effects of purchase accounting and certain non-recurring items for the full year was $936.5 million compared to $930.9 million in the prior year. Full year 2005 net income was $46.8 million compared to net loss of $50.8 million for the prior year. Net income per diluted share in the full year was $0.31 compared to net loss per diluted share of $0.39 in full year 2004.
    See the attached schedules for a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures.

    Fourth Quarter 2005 - Both GAAP and Including Adjustments and
Non-GAAP Measures

    R.H. Donnelley

    RHD's combined publication sales for the fourth quarter 2005 were $293.5 million, up 0.3 percent from $292.8 million the prior period. RHD's publication sales represent the total billable value of advertising in directories that were published in the period. Net revenue in the fourth quarter of 2005 was $261.1 million. Adjusted EBITDA in the fourth quarter of 2005 was $142.7 million, while cash flow from operations in the quarter was $77.7 million. GAAP net income for the fourth quarter 2005 was $12.6 million.

    Dex Media

    Dex Media's publication sales in the fourth quarter of 2005 were $411.0 million, up 2.0 percent in the quarter compared to $403.0 million in the fourth quarter of 2004. Dex publication sales represent the total billable value of advertising in directories that were published during the period, together with all other revenue, including Internet and direct marketing products, sold during the period. Dex's fourth quarter 2005 revenue was $414.0 million. Adjusted EBITDA in the fourth quarter of 2005 was $230.4 million, while cash flow from operations in the quarter was $154.7 million. Net loss for the fourth quarter of 2005 was $2.7 million.

    See the attached schedules for a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures for both companies.

    Outlook

    R.H. Donnelley is providing guidance on a consolidated basis for 2006 adjusted to exclude the effects of purchase accounting and assuming the Dex transaction closed on January 1. Pro forma advertising sales are expected to be approximately $2.7 billion in full year 2006. Advertising sales represent the total billable value of print and online products in the period in which the billing commences. Adjusted pro forma EBITDA margin excluding FAS 123 expense is expected to be approximately 53 to 54 percent for the full year, reflecting the first year of combined operations following the acquisition of Dex Media and the costs necessary to achieve synergies. RHD expects to generate more than $700 million of free cash flow after $75 million of capital expenditures during 2006. Weighted average fully diluted shares outstanding during 2006 are expected to be approximately 73 million. Details and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures appear in Schedule 9d in this press release.

    Comparative Financial Results

    As a result of the AT&T and Sprint transactions by R.H. Donnelley as well as the Dex West acquisition by Dex Media and the related financing and associated accounting, management believes that R.H. Donnelley's and Dex Media's 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the underlying operational or financial performance of R.H. Donnelley or Dex Media, respectively. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance for each of R.H. Donnelley and Dex Media, and to facilitate comparison of adjusted 2005 and adjusted pro forma 2004 results for each of R.H. Donnelley and Dex Media. Adjusted pro forma results for Donnelley discussed in this press release and the attached schedules reflect the combination of RHD with the AT&T directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of 2004 and certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the AT&T transaction. Adjusted 2004 results for Dex Media discussed in this press release and the attached schedules exclude the effects of purchase accounting related to the Dex West acquisition by Dex Media. Adjusted 2004 and 2005 results for Dex Media exclude certain non-recurring items. While management believes that the adjusted and adjusted pro forma results reasonably resemble operational performance as if the AT&T transaction had been consummated at the beginning of the respective years and as if purchase accounting had not impacted reported results for either Donnelley or Dex Media, because of differences between RHD, Dex Media and their respective predecessor accounting policies, management does not believe these adjusted and adjusted pro forma results are strictly comparable.
    The primary adjustments related to the AT&T transaction and the Dex West transaction are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Adjusted results for Donnelley also exclude deferred directory costs related to sales contracts executed prior to the acquisition for directories that were scheduled to publish subsequent to the acquisition, determined based on the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. Similar adjustments related to the Sprint transaction were made in 2004 with respect to Donnelley's adjusted results. R.H. Donnelley's adjusted earnings per share assumes conversion at the beginning of the period of the preferred stock that was outstanding at December 31 of the applicable year. The attached Schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments for both Donnelley and Dex Media results.
    While purchase accounting related to the Dex Media merger will impact R.H. Donnelley's 2006 reported results, it did not affect 2005 results for either company.

    Fourth Quarter and Full Year Conference Call

    R.H. Donnelley will host a conference call to discuss the fourth quarter and full year 2005 results of RHD and Dex Media on February 23, 2006 at 10:00 a.m. (Eastern Time). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The passcode for the call is "RHD". Please dial in to the call by 9:50 a.m. (Eastern Time) to ensure a prompt start time. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 800-813-5526 (domestic) or 402-280-1632 (international). The recording will be available through March 10, 2006. There is no passcode for the replay.

    About R.H. Donnelley

    R.H. Donnelley ("RHD") is one of the nation's leading Yellow Pages and online local commercial search companies. The company has more than 4,000 employees operating in 28 states across the United States. Every day, consumers rely on the company's more than 600 directories, online city guides, and search websites to find businesses that provide the services they need. RHD's directories, which have a circulation of approximately 73 million, are marketed under three of the industry's most recognized brands: AT&T(R) (formerly SBC) Yellow Pages in Illinois and Northwest Indiana; Dex(R) Yellow Pages and Sprint Yellow Pages(R). R.H. Donnelley's expanding presence on the Internet now includes the Best Red Yellow Pages(R) brand at www.bestredyp.com, in our AT&T Yellow Pages markets at www.chicagolandyp.com and local search services through DexOnline(R) at www.dexonline.com. Visit www.rhd.com for more information.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley, have been used to identify such forward-looking statements. All forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's and actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between R.H. Donnelley and Dex Media, including future financial and operating results, R.H. Donnelley's plans, objectives, expectations and intentions and other statements that are not historical facts.
    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause R.H. Donnelley's results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that R.H. Donnelley filed with the Securities and Exchange Commission (the "SEC") (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, R.H. Donnelley's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations," Dex Media's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 in
Item 1 "Business" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Standalone Company and elsewhere in Dex Media's Report," as well as R.H. Donnelley's and Dex Media's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

    (See attached tables)


R.H. DONNELLEY CORPORATION                                  Schedule 1
INDEX OF SCHEDULES
------------------


Schedule 1:         Index of Schedules

Schedule 2:         Unaudited Consolidated Statements of Operations
                     for the year ended December 31, 2005 and 2004 and three months ended December 31, 2005 and 2004

Schedule 3:         Unaudited Adjusted and Adjusted Pro Forma
                     Consolidated Statements of Operations for the three months ended December 31, 2005 and 2004

Schedule 4:         Unaudited Adjusted and Adjusted Pro Forma
                     Consolidated Statements of Operations for the year ended December 31, 2005 and 2004

Schedule 5:         Unaudited Consolidated Balance Sheets at December
                     31, 2005 and December 31, 2004

Schedule 6:         Unaudited Consolidated Statements of Cash Flows
                     for the year ended December 31, 2005 and 2004 and three months ended December 31, 2005 and 2004

Schedule 7:         Reconciliation of Reported to Adjusted and
                     Adjusted Pro Forma Unaudited Consolidated
                     Statements of Operations for the three months ended December 31, 2005 and 2004

Schedule 8:         Reconciliation of Reported to Adjusted and
                     Adjusted Pro Forma Unaudited Consolidated
                     Statements of Operations for the year ended
                    December 31, 2005 and 2004

Schedule 9:         Reconciliation of Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending each of R.H. Donnelley's and Dex Media, Inc.'s filing its Form 10-K.



DEX MEDIA, INC.                                    Schedule 1 (cont'd)
INDEX OF SCHEDULES
------------------


Schedule 10:        Unaudited Combining Statement of Operations Data
                     for the three months ended December 31, 2005 and
                     2004

Schedule 11:        Unaudited Combining Statement of Operations Data
                     for the year ended December 31, 2005 and 2004

Schedule 12:        Unaudited Balance Sheet Data as of December 31,
                     2005 and December 31, 2004

Schedule 13:        Unaudited Combining Cash Flow Data for the three
                     months ended December 31, 2005 and 2004

Schedule 14:        Unaudited Combining Cash Flow Data for the year
                     ended December 31, 2005 and 2004

Schedule 15:        Reconciliation of Certain GAAP to Non-GAAP
                     Measures for the three months ended December 31, 2005 and 2004 and the year ended December 31, 2005 and 2004 (A)

Schedule 16:        EBITDA Reconciliation for the three months ended
                     December 31, 2005 and 2004

Schedule 17:        EBITDA Reconciliation for the year ended
                     December 31, 2005 and 2004

Schedule 18:        Notes to Unaudited Consolidated Statements of
                     Operations and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending each of R.H. Donnelley's and Dex Media, Inc.'s filing its Form 10-K.



R.H. DONNELLEY CORPORATION                                  Schedule 2
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(unaudited)

Amounts in millions, except earnings per share


                             Three months ended    Year ended December
                                 December 31,              31,
                             --------------------  -------------------
                                  2005      2004       2005      2004
                               Reported  Reported   Reported  Reported
                               --------  --------  ---------  --------
Net revenue (1)                $ 261.1    $170.3    $ 956.6   $ 603.1
Expenses                         128.4     110.8      496.3     322.8
Depreciation and
 amortization                     21.4      20.3       85.1      66.6
Partnership income                   -         -          -      78.0
                               --------  --------  ---------  --------
Operating income                 111.3      39.2      375.2     291.7
Interest expense, net            (90.6)    (54.6)    (264.5)   (175.5)
                               --------  --------  ---------  --------
Pre-tax income (loss)             20.7     (15.4)     110.7     116.2
Tax (provision) benefit           (8.1)      6.1      (43.2)    (45.9)
                               --------  --------  ---------  --------
Net income (loss)                 12.6      (9.3)      67.5      70.3
Loss on repurchase of
 Preferred Stock                     -         -      133.7         -
Accretion of Preferred Stock
 to fair value                   211.0         -      211.0         -
Preferred dividend                 2.5       5.6       11.7      21.8
                               --------  --------  ---------  --------
(Loss) income available to
 common shareholders           $(200.9)   $(14.9)   $(288.9)  $  48.5
                               ========  ========  =========  ========

Earnings per share (EPS): (5)
   Basic                       $ (6.30)   $(0.47)   $ (9.10)  $  1.19
   Diluted                     $ (6.30)   $(0.47)   $ (9.10)  $  1.15
Shares used in computing
 EPS: (5)
   Basic                          31.9      31.4       31.7      31.3
   Diluted                        31.9      31.4       31.7      32.6

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                 Schedule 3

ADJUSTED AND ADJUSTED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------
(unaudited)

Amounts in millions, except earnings per share

                      Three months ended
                             December 31,
                      ------------------

                                             2004        Variance
                             2005         Adjusted
                       Adjusted(2) Pro Forma(2)(3)      $        %
                      ------------ ---------------   ------- ---------
Net revenue (1)            $261.1          $259.3    $  1.8      0.7%
Expenses                    118.4           113.5      (4.9)    (4.3%)
Depreciation and
 amortization                21.4            20.3      (1.1)    (5.4%)
                           ------          ------     -----    ------
Operating income            121.3           125.5      (4.2)    (3.3%)
Interest expense, net       (90.6)          (54.6)    (36.0)   (65.9%)
                           ------          ------     -----    ------
Pre-tax income               30.7            70.9     (40.2)   (56.7%)
Tax provision               (12.0)          (28.0)     16.0     57.1%
                           ------          ------     -----    ------
Net income                 $ 18.7          $ 42.9     (24.2)   (56.4%)
                           ======          ======     =====    ======

Earnings per share
 (EPS): (6)
   Basic                   $ 0.50          $ 1.04    $(0.54)   (51.9%)
   Diluted                 $ 0.48          $ 1.00    $(0.52)   (52.0%)
Shares used in
 computing EPS: (6)
   Basic                     37.2            41.2
   Diluted                   39.0            42.9

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

See Schedule 7 for a reconciliation of reported to adjusted and adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                  Schedule 4

ADJUSTED AND ADJUSTED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------
(unaudited)

Amounts in millions, except earnings per share


                       Year ended December 31,
                    ----------------------------

                                            2004       Variance
                           2005         Adjusted
                    Adjusted (2) Pro Forma (2)(3)     $         %
                    -----------  ---------------   ------     -----
Net revenue (1)        $1,041.6         $1,033.9   $  7.7      0.7%
Expenses                  446.4            417.2    (29.2)    (7.0%)
Depreciation and
 amortization              85.1             85.4      0.3      0.4%
                       --------         --------   ------   -------
Operating income          510.1            531.3    (21.2)    (4.0%)
Interest expense,
 net                     (264.5)          (211.9)   (52.6)   (24.8%)
Other income                  -              0.1     (0.1)  (100.0%)
                       --------         --------   ------   -------
Pre-tax income            245.6            319.5    (73.9)   (23.1%)
Tax provision             (95.8)          (126.2)    30.4     24.1%
                       --------         --------   ------   -------
Net income             $  149.8        $   193.3    (43.5)   (22.5%)
                       ========         ========   ======   =======

Earnings per share
 (EPS): (6)
   Basic               $   4.06        $    4.74   $(0.68)   (14.3%)
   Diluted             $   3.87        $    4.59   $(0.72)   (15.7%)
Shares used in
 computing EPS: (6)
   Basic                   36.9             40.8
   Diluted                 38.7             42.1

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

See Schedule 8 for a reconciliation of reported to adjusted and adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                  Schedule 5
CONSOLIDATED BALANCE SHEETS
---------------------------
(unaudited)


Amounts in millions


                                            December 31,  December 31,
                                                   2005          2004
                                               Reported      Reported
                                           -------------  ------------

Assets
Cash and cash equivalents                      $    7.8      $   10.8
Accounts receivable, net                          457.3         455.4
Deferred directory costs                           67.7         116.5
Other current assets                               42.3          40.6
                                               --------      --------
Total current assets                              575.1         623.3

Fixed assets and computer software, net            55.7          37.7
Intangible assets, net                          2,833.2       2,905.3
Other non-current assets                           94.1         102.6
Goodwill                                          319.0         310.0
                                               --------      --------
Total Assets                                   $3,877.1      $3,978.9
                                               ========      ========

Liabilities, Redeemable Convertible Preferred
Stock and Shareholders' (Deficit) Equity

Accounts payable and accrued liabilities       $   90.3      $   80.4
Deferred directory revenue                        463.4         381.4
Current portion of long-term debt                 100.2         162.0
                                               --------      --------
Total current liabilities                         653.9         623.8

Long-term debt                                  2,978.6       2,965.3
Deferred income taxes, net                        148.2         118.8
Other non-current liabilities                      54.4          36.9
                                               --------      --------
Total liabilities                               3,835.1       3,744.8

Redeemable Convertible Preferred Stock            334.1         216.1

Shareholders' (deficit) equity                   (292.1)         18.0
                                               --------      --------

Total Liabilities, Redeemable Convertible
 Preferred Stock and Shareholders'
 (Deficit) Equity                              $3,877.1      $3,978.9
                                               ========      ========

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                  Schedule 6
CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------
For the three months and year ended December 31, 2005 and 2004

(unaudited)


Amounts in millions


                                              Reported       Reported
                                          Three Months   Three Months
                                                 ended          ended
Operating activities:                      December 31,   December 31,
                                                  2005           2004
                                          ------------- --------------
Net income (loss)                              $  12.6      $    (9.3)
Depreciation and amortization                     21.4           20.3
Deferred income tax                               59.3           19.5
Cash in excess of partnership income                 -              -
Changes in working capital                       (52.1)          30.2
Loss on extinguishment of debt                    25.3              -
Other                                             11.2           21.9
                                               -------      ---------
Net cash provided by operating
 activities                                       77.7           82.6

Investment activities:
Additions to fixed assets and computer
 software                                        (11.1)          (5.9)
Dex Media Inc merger costs                        (6.5)             -
                                               -------      ---------
Net cash used in investing activities            (17.6)          (5.9)

Financing activities:
Increase (decrease) in checks not yet
 presented for payment                             1.9           (4.6)
Proceeds from issuance of debt, net of
 costs                                           318.5              -
Repurchase of Preferred shares                       -              -
Repayment of debt                               (360.2)         (76.4)
Revolver repayments                              (23.0)         (98.0)
Borrowings under the Revolver                      5.0          108.9
Proceeds from option exercises                       -            1.3

                                               -------      ---------
Net cash (used in) provided by financing
 activities                                      (57.8)         (68.8)

Increase (decrease) in cash and cash
 equivalents                                       2.3            7.9

Cash and cash equivalents, beginning of
 period                                            5.5            2.9

                                               -------      ---------
Cash and cash equivalents, end of period       $   7.8      $    10.8
                                               =======      =========


                                              Reported       Reported
                                            Year ended     Year ended
Operating activities:                      December 31,   December 31,
                                                  2005           2004
                                               -------      ---------
Net income (loss)                              $  67.5      $    70.3
Depreciation and amortization                     85.1           66.6
Deferred income tax                              102.6           71.5
Cash in excess of partnership income                 -            1.4
Changes in working capital                        83.4          179.6
Loss on extinguishment of debt                    25.3              -
Other                                             28.2           16.9
                                               -------      ---------
Net cash provided by operating activities        392.1          406.3

Investment activities:
Additions to fixed assets and computer
 software                                        (31.6)         (18.0)
Dex Media Inc merger costs                        (6.5)      (1,413.6)
                                               -------      ---------
Net cash used in investing activities            (38.1)      (1,431.6)

Financing activities:
Increase (decrease) in checks
 not yet presented for payment                     1.7           (0.9)
Proceeds from issuance of debt, net of
 costs                                           609.6        1,318.9
Repurchase of Preferred shares                  (277.2)             -
Repayment of debt                               (662.3)        (338.3)
Revolver repayments                             (304.2)        (104.3)
Borrowings under the Revolver                    268.0          145.5
Proceeds from option exercises                     7.4            7.5

                                               -------      ---------
Net cash (used in) provided by financing
 activities                                     (357.0)       1,028.4

Increase (decrease) in cash and cash
 equivalents                                      (3.0)           3.1

Cash and cash equivalents, beginning of
 period                                           10.8            7.7

                                               -------      ---------
Cash and cash equivalents, end of period       $   7.8      $    10.8
                                               =======      =========

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                  Schedule 7
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
Reconciliation of Reported to Adjusted and Adjusted Pro
 Forma Amounts

(unaudited)

Amounts in millions, except earnings per share


                                    Three Months Ended December 31,
                                                  2005
                                    ------------------------------
                                                            Sprint
                                         Reported      Adjustments (3)
                                 ----------------      -----------
Net revenue (1)                  $          261.1      $         -
Expenses                                    128.4                -
Depreciation and amortization                21.4                -
                                 ----------------      -----------
Total expenses                              149.8                -
                                 ----------------      -----------
Operating income                            111.3                -
Interest expense, net                       (90.6)               -
                                 ----------------      -----------
Pre-tax income (loss)                        20.7                -
Tax (provision) benefit                      (8.1)               -
                                 ----------------      -----------
Net income (loss)                            12.6                -
Accretion of Preferred Stock to
 fair value                                 211.0           (211.0)(4)
Preferred dividend                            2.5             (2.5)(4)
                                 ----------------      -----------
(Loss) income available to
 common shareholders             $         (200.9)     $     213.5
                                 ================      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                         $          (6.30)
   Diluted                       $          (6.30)

Shares used in computing EPS:
(4), (5), (6)
   Basic                                     31.9              5.3
   Diluted                                   31.9              7.1


                                   Three Months Ended December 31,
                                                 2005
                                   ------------------------------
                                             AT&T
                                      Adjustments (2)     Adjusted
                                 ----------------      -----------
Net revenue (1)                  $              -      $     261.1
Expenses                                    (10.0)(7)        118.4
Depreciation and amortization                   -             21.4
                                 ----------------      -----------
Total expenses                              (10.0)           139.8
                                 ----------------      -----------
Operating income                             10.0            121.3
Interest expense, net                           -            (90.6)
                                 ----------------      -----------
Pre-tax income (loss)                        10.0             30.7
Tax (provision) benefit                      (3.9)(11)       (12.0)
                                 ----------------      -----------
Net income (loss)                             6.1             18.7
Accretion of Preferred Stock to
 fair value                                     -                -
Preferred dividend                              -                -
                                 ----------------      -----------
(Loss) income available to
 common shareholders             $            6.1      $      18.7
                                 ================      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                                               $      0.50
   Diluted                                             $      0.48

Shares used in computing EPS:
(4), (5), (6)
   Basic                                                      37.2
   Diluted                                                    39.0


                                   Three Months Ended December 31,
                                                 2004
                                   ------------------------------
                                                            Sprint
                                         Reported      Adjustments (3)
                                 ----------------      -----------
Net revenue (1)                  $          170.3                -
Expenses                                    110.8                -
Depreciation and amortization                20.3                -
                                 ----------------      -----------
Total expenses                              131.1                -
                                 ----------------      -----------
Operating income                             39.2                -
Interest expense, net                       (54.6)
                                 ----------------      -----------
Pre-tax income (loss)                       (15.4)               -
Tax (provision) benefit                       6.1
                                 ----------------      -----------
Net income (loss)                            (9.3)               -
Accretion of Preferred Stock to
 fair value                                     -                -
Preferred dividend                            5.6             (5.6)(4)
                                 ----------------      -----------
(Loss) income available to
 common shareholders             $          (14.9)     $       5.6
                                 ================      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                         $          (0.47)
   Diluted                       $          (0.47)

Shares used in computing EPS:
(4), (5), (6)
   Basic                                     31.4              9.8
   Diluted                                   31.4             11.5


                                   Three Months Ended December 31,
                                                 2004
                                   ------------------------------
                                             AT&T         Adjusted
                                      Adjustments (2)    Pro Forma
                                 ----------------      -----------
Net revenue (1)                  $           89.0 (7)  $     259.3
Expenses                                      2.7 (7)        113.5
Depreciation and amortization                   -             20.3
                                 ----------------      -----------
Total expenses                                2.7            133.8
                                 ----------------      -----------
Operating income                             86.3            125.5
Interest expense, net                           -            (54.6)
                                 ----------------      -----------
Pre-tax income (loss)                        86.3             70.9
Tax (provision) benefit                     (34.1)(11)       (28.0)
                                 ----------------      -----------
Net income (loss)                            52.2             42.9
Accretion of Preferred Stock to
 fair value                                     -                -
Preferred dividend                              -                -
                                 ----------------      -----------
(Loss) income available to
 common shareholders             $           52.2      $      42.9
                                 ================      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                                               $      1.04
   Diluted                                             $      1.00

Shares used in computing EPS:
(4), (5), (6)
   Basic                                                      41.2
   Diluted                                                    42.9

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                  Schedule 8
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
Reconciliation of Reported to Adjusted and Adjusted Pro
 Forma Amounts

(unaudited)

Amounts in millions, except earnings per share


                                     Year Ended December 31, 2005
                                     ----------------------------
                                                           Sprint
                                        Reported      Adjustments (3)
                                 ---------------      -----------
Net revenue  (1)                 $         956.6      $         -
Expenses                                   496.3                -
Depreciation and amortization               85.1                -
                                 ---------------      -----------
Total expenses                             581.4                -
Partnership income                             -                -
                                 ---------------      -----------
Operating income                           375.2                -
Interest expense, net                     (264.5)               -
Other income                                   -                -
                                 ---------------      -----------
Pre-tax income                             110.7                -
Tax provision                              (43.2)               -
                                 ---------------      -----------
Net income                                  67.5                -
Loss on repurchase of Preferred
 Stock                                     133.7           (133.7)(4)
Accretion of Preferred Stock to
 fair value                                211.0           (211.0)(4)
Preferred dividend                          11.7            (11.7)(4)
                                 ---------------      -----------
(Loss) income available to
 common shareholders             $        (288.9)     $     356.4
                                 ===============      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                         $         (9.10)
   Diluted                       $         (9.10)

Shares used in computing EPS:
(4), (5), (6)
   Basic                                    31.7              5.2
   Diluted                                  31.7              7.0


                                     Year Ended December 31, 2005
                                     ----------------------------
                                            AT&T
                                     Adjustments (2)     Adjusted
                                 ---------------      -----------
Net revenue  (1)                 $          85.0 (7)  $   1,041.6
Expenses                                   (49.9)(7)        446.4
Depreciation and amortization                  -             85.1
                                 ---------------      -----------
Total expenses                             (49.9)           531.5
Partnership income                             -                -
                                 ---------------      -----------
Operating income                           134.9            510.1
Interest expense, net                          -           (264.5)
Other income                                   -                -
                                 ---------------      -----------
Pre-tax income                             134.9            245.6
Tax provision                              (52.6)(11)       (95.8)
                                 ---------------      -----------
Net income                                  82.3            149.8
Loss on repurchase of Preferred
 Stock                                         -                -
Accretion of Preferred Stock to
 fair value                                    -                -
Preferred dividend                             -                -
                                 ---------------      -----------
(Loss) income available to
 common shareholders             $          82.3      $     149.8
                                 ===============      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                                              $      4.06
   Diluted                                            $      3.87

Shares used in computing EPS:
(4), (5), (6)
   Basic                                                     36.9
   Diluted                                                   38.7


                                     Year Ended December 31, 2004
                                     ----------------------------
                                                           Sprint
                                        Reported      Adjustments (3)
                                 ---------------      -----------
Net revenue  (1)                 $         603.1      $       1.1 (7)
Expenses                                   322.8             (3.6)(7)
Depreciation and amortization               66.6                -
                                 ---------------      -----------
Total expenses                             389.4             (3.6)
Partnership income                          78.0                -
                                 ---------------      -----------
Operating income                           291.7              4.7
Interest expense, net                     (175.5)               -
Other income                                   -                -
                                 ---------------      -----------
Pre-tax income                             116.2              4.7
Tax provision                              (45.9)            (1.9)(11)
                                 ---------------      -----------
Net income                                  70.3              2.8
Loss on repurchase of Preferred
 Stock                                         -                -
Accretion of Preferred Stock to
 fair value                                    -                -
Preferred dividend                          21.8            (21.8)(4)
                                 ---------------      -----------
(Loss) income available to
 common shareholders             $          48.5      $      24.6
                                 ===============      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                         $          1.19
   Diluted                       $          1.15

Shares used in computing EPS:
(4), (5), (6)
   Basic                                    31.3              9.5
   Diluted                                  32.6              9.5


                                     Year Ended December 31, 2004
                                     ----------------------------
                                            AT&T         Adjusted
                                     Adjustments (2)    Pro Forma
                                 ---------------      -----------
Net revenue  (1)                 $         429.7 (7)  $   1,033.9
Expenses                                    98.0 (7)        417.2
Depreciation and amortization               18.8 (8)         85.4
                                 ---------------      -----------
Total expenses                             116.8            502.6
Partnership income                         (78.0)(9)            -
                                 ---------------      -----------
Operating income                           234.9            531.3
Interest expense, net                      (36.4)(10)      (211.9)
Other income                                 0.1              0.1
                                 ---------------      -----------
Pre-tax income                             198.6            319.5
Tax provision                              (78.4)(11)      (126.2)
                                 ---------------      -----------
Net income                                 120.2            193.3
Loss on repurchase of Preferred
 Stock                                         -                -
Accretion of Preferred Stock to
 fair value                                    -                -
Preferred dividend                             -                -
                                 ---------------      -----------
(Loss) income available to
 common shareholders             $         120.2      $     193.3
                                 ===============      ===========

Earnings per share (EPS):
(4), (5), (6)
   Basic                                              $      4.74
   Diluted                                            $      4.59

Shares used in computing EPS:
(4), (5), (6)
   Basic                                                     40.8
   Diluted                                                   42.1

See accompanying Notes to Consolidated Statements of Operations and
 Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                 Schedule 9a
RECONCILIATION OF NON-GAAP MEASURES
-----------------------------------
(unaudited)


Amounts in millions, except per share amounts


                                                   Three Months Ended
                                                       December 31,
                                                   ------------------
                                                      2005       2004
                                                  --------   --------
Reconciliation of publication sales for Sprint-branded and AT&T-branded directories to net revenue -GAAP and net revenue -adjusted and net revenue -adjusted pro forma

Publication sales - Sprint-branded directories
 (12)                                              $ 128.9    $ 124.5
Publication sales - Sprint-branded directories -
 percentage change over prior year                     3.6%
Adjustments for changes in directory publication
 date(s) (12)                                                      -
                                                            ---------
Publication sales disclosed in December 31, 2004
 Form 10K                                                       124.5

Publication sales - AT&T-branded directories (12)    164.6      168.3
Publication sales - AT&T-branded directories -
 percentage change over prior year                    -2.2%
Adjustments for changes in directory publication
 date(s) (12)                                                    17.3
                                                            ---------
Publication sales disclosed in December 31, 2004
 Form 10K                                                       185.6
Less pre-acquisition publication sales for AT&T-
 branded directories not recognized as revenue
 in current period due to purchase accounting            -          -
Less current period publication sales for Sprint-
 branded directories not recognized as
 revenue in current period due to the deferral
 method of accounting                               (108.1)    (104.3)
Less current period publication sales for AT&T-
 branded directories not recognized as
 revenue in current period due to the deferral
 method of accounting                               (140.9)    (159.1)
Plus net revenue reported in the period for
 publication sales from prior periods
 for Sprint-branded directories                      126.1      122.2
Plus net revenue reported in the period for
 publication sales from prior periods
 for AT&T-branded directories                         87.5          -
                                                  --------   --------
Net directory advertising revenue                    258.1      168.9

Pre-press publishing revenue                             -          -
Other revenue                                          3.0        1.4

                                                  --------   --------
Net revenue - GAAP                                   261.1      170.3

Plus net revenue from Sprint-branded directories
 that published prior to the acquisition that
 would have been recognized during the
 period absent purchase accounting
 adjustments required under GAAP                         -          -

Plus net revenue from AT&T-branded directories
 that published prior to the acquisition
 that would have been recognized during the
 period absent purchase accounting
 adjustments required under GAAP had the
 transaction occurred on January 1, 2004                 -       89.0

Less pre-press publishing revenue that would not
 have been recorded had the AT&T
 transaction occurred on January 1, 2004                 -          -

Net revenue - Adjusted                            $  261.1
                                                  ========
Net revenue - Adjusted pro forma                             $  259.3
                                                             ========


                                                       Year Ended
                                                       December 31,
                                                   ------------------
                                                      2005       2004
                                                  --------   --------
Reconciliation of publication sales for Sprint-branded and AT&T-branded directories to net revenue -GAAP and net revenue -adjusted and net revenue -adjusted pro forma

Publication sales - Sprint-branded directories
 (12)                                              $ 593.5    $ 567.8
Publication sales - Sprint-branded directories -
 percentage change over prior year                     4.5%
Adjustments for changes in directory publication
date(s) (12)                                                     (0.6)
                                                             --------
Publication sales disclosed in December 31, 2004
 Form 10K                                                       567.2

Publication sales - AT&T-branded directories (12)    433.4      445.9
Publication sales - AT&T-branded directories -
 percentage change over prior year                    -2.8%
Adjustments for changes in directory publication
 date(s) (12)                                                    17.3
                                                             --------
Publication sales disclosed in December 31, 2004
 Form 10K                                                       463.2
Less pre-acquisition publication sales for AT&T-
 branded directories not recognized as revenue
 in current period due to purchase accounting            -     (277.3)
Less current period publication sales for Sprint-
 branded directories not recognized as
 revenue in current period due to the deferral
 method of accounting                               (230.3)    (221.0)
Less current period publication sales for AT&T-
 branded directories not recognized as
 revenue in current period due to the deferral
 method of accounting                               (225.6)    (158.4)
Plus net revenue reported in the period for
 publication sales from prior periods
 for Sprint-branded directories                      216.3      209.3
Plus net revenue reported in the period for
 publication sales from prior periods
 for AT&T-branded directories                        158.3          -
                                                  --------   --------
Net directory advertising revenue                    945.6      583.0

Pre-press publishing revenue                             -       13.0
Other revenue                                         11.0        7.1

                           --------   --------
Net revenue - GAAP                                   956.6      603.1

Plus net revenue from Sprint-branded directories
 that published prior to the acquisition
 that would have been recognized during the
 period absent purchase accounting
 adjustments required under GAAP                         -        1.1

Plus net revenue from AT&T-branded directories
 that published prior to the acquisition
 that would have been recognized during the
 period absent purchase accounting
 adjustments required under GAAP had the
 transaction occurred on January 1, 2004              85.0      441.5

Less pre-press publishing revenue that would not
 have been recorded had the AT&T
    transaction occurred on January 1, 2004              -      (11.8)

Net revenue - Adjusted                            $1,041.6
                                                  ========
Net revenue - Adjusted pro forma                             $1,033.9
                                                             ========

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                 Schedule 9b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------

(unaudited)

Amounts in millions, except per share amounts


                                        Three Months     Year Ended
                                        Ended December   December 31,
                                             31,
                                       --------------- ---------------
                                         2005    2004    2005    2004
                                       ------- ------- ------- -------
Reconciliation of net income - GAAP to
 EBITDA, adjusted EBITDA and adjusted
 pro forma EBITDA

Net income (loss) - GAAP               $ 12.6  $ (9.3) $ 67.5  $ 70.3
Plus tax provision (benefit)              8.1    (6.1)   43.2    45.9
Plus interest expense, net               90.6    54.6   264.5   175.5
Plus depreciation and amortization       21.4    20.3    85.1    66.6
                                       ------- ------- ------- -------
EBITDA (13)                             132.7    59.5   460.3   358.3

Less  Other income                          -       -       -     0.1

Plus net revenue from Sprint-branded
 directories that published prior to
 the acquisition  that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP                        -       -       -     1.1

Less pre-press publishing revenue that
 would not have been recorded had the
 AT&T transaction occurred on January
 1, 2004                                            -       -   (11.8)

Plus net revenue from AT&T-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting  adjustments
 required under GAAP had the
 transaction occurred on January 1,
 2004                                       -    89.0    85.0   441.5

Plus amortized deferred cost uplift on
 Sprint sales contracts as of the date
 of the acquisition, net of expenses on
 Sprint-branded directories that
 published prior to the acquisition
 that would not have been recognized
 during the period absent purchase
 accounting  adjustments required under
 GAAP                                       -       -       -     3.6

Plus amortized deferred cost uplift on
 AT&T sales contracts as of the date of
 the acquisition, net of expenses on
 AT&T-branded directories that
 published prior to the acquisition
 that would not have been recognized
 during the period absent purchase
 accounting adjustments required under
 GAAP                                    10.0    (2.7)   49.9   (98.0)

Less partnership income that would not
 have been recognized during the period
 assuming the AT&T transaction occurred
 on January 1, 2004                         -       -       -   (78.0)

                                       ------- ------- ------- ------
Net effect of adjustments to GAAP
 results                               $ 10.0  $ 86.3  $134.9  $258.5


                                       -------         -------
Adjusted EBITDA (13)                   $142.7          $595.2
                                       ======= ------- ======= ------
Adjusted pro forma EBITDA (13)                 $145.8          $616.8
                                       ======= ======= ======= =======

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                 Schedule 9c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)


Amounts in millions, except per share amounts


                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                ------------------    ---------------
                                  2005       2004       2005     2004
                                ------     ------     ------   ------

Reconciliation of cash flow
 from operations to Free Cash
 Flow

Cash flow from operations -
 GAAP                           $ 77.7     $ 82.6     $392.1   $406.3
Less: additions to fixed assets
 and computer software           (11.1)      (5.9)     (31.6)   (18.0)

                                ------     ------     ------   ------
Free cash flow                  $ 66.6     $ 76.7     $360.5   $388.3
                                ======     ======     ======   ======


                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                ------------------    ---------------
                                  2005       2004       2005     2004
                                ------     ------     ------   ------
Reconciliation of diluted
 shares outstanding - GAAP to
 diluted     shares outstanding
 - adjusted

Diluted shares outstanding -
 GAAP                             31.9       31.4       31.7     32.6
Additional diluted shares
 outstanding assuming the
 Preferred Stock is converted
 to common stock at the
 beginning of the period
 plus common stock equivalents     7.1       11.5        7.0      9.5
                                ------     ------     ------   ------
Diluted shares outstanding -
 adjusted                         39.0       42.9       38.7     42.1
                                ======     ======     ======   ======


                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                                ------------------    ---------------
                                  2005       2004       2005     2004
                                ------     ------     ------   ------
Reconciliation of diluted
 earnings per share - GAAP to
 diluted earnings per share -
 adjusted and diluted earnings
 per share - adjusted pro forma

Diluted earnings per share -
 GAAP                           $(6.30)    $(0.47)    $(9.10)  $ 1.15
Effect of converting Preferred
 Stock to common stock at the
 beginning of the period          6.62          -      10.84        -
Impact of Sprint transaction,
 including adjustments to
 eliminate purchase accounting       -       0.25          -     0.58
Pro forma impact of AT&T
 transaction, including
 adjustments to eliminate
 purchase accounting                 -          -          -     1.64
Impact of AT&T transaction,
 including adjustments to
 eliminate purchase accounting    0.16       1.22       2.13     1.22
                                ------                ------
Diluted earnings per share -
 adjusted                       $ 0.48                $ 3.87
                                ======     ------     ======   ------
Diluted earnings per share -
 adjusted pro forma                        $ 1.00              $ 4.59
                                           ======              ======

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                 Schedule 9d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)


$ in billions


                                                        Full Year 2006
                                                            Outlook
                                                        --------------
Reconciliation of advertising sales (14) outlook to net
 revenue -GAAP outlook and
net revenue -adjusted pro forma outlook

Advertising sales outlook                               $        2.70

Less pre-acquisition advertising sales for
 Dex-branded directories not recognized as revenue
 in current period due to purchase accounting                   (0.15)
Less current period advertising sales for
 directories not recognized as revenue in current
 period due to the deferral method of accounting                (1.17)
Plus net revenue reported in the period for
 advertising sales from prior periods                            0.48
Other revenue                                                    0.01
                                                        --------------
Net revenue -GAAP outlook                               $        1.87

Plus pro forma net revenue that would have been
 recognized during the period absent purchase
 accounting adjustments required under GAAP
 assuming the Dex Media  transaction had occurred
 on January 1, 2006                                              0.86
                                                        --------------
Net revenue - Adjusted pro forma outlook                        $2.73
                                                        ==============


                                                        Full Year 2006
                                                            Outlook
                                                        --------------
Reconciliation of adjusted pro forma EBITDA outlook to operating income - GAAP outlook

Adjusted pro forma EBITDA outlook                       $        1.46
Less pro forma depreciation and amortization                    (0.37)
                                                        --------------
Adjusted pro forma operating income outlook             $        1.09

Less revenue from Dex-branded directories that
 published prior to the acquisition that would
 have been recognized during the period absent
 purchase accounting adjustments required
 under GAAP, excluding January 2006                             (0.72)

Plus expenses from Dex-branded directories that
 published prior to the acquisition that would
 have been recognized during the period absent
 purchase accounting adjustments required under
 GAAP, net of amortized deferred cost uplift,
 on Dex and AT&T sales contracts as of their
 respective acquisition dates, excluding January
 2006                                                            0.01

Less Dex Media net operating income impact for the
 month of January 2006                                          (0.05)
                                                        --------------
Operating income - GAAP outlook                                 $0.33
                                                        ==============

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

See Schedule16 for reconciliation of reported to adjusted and adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                                 Schedule 9d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)               (continued)
--------------------------------------------
(unaudited)

$ in billions


                                                        Full Year 2006
                                                           Outlook
                                                        --------------
Calculation of adjusted pro forma EBITDA margin outlook

Adjusted pro forma net revenue outlook                  $        2.73
Adjusted pro forma EBITDA outlook                                1.46

                                                        --------------
Adjusted pro forma EBITDA margin outlook                         53.5%
                                                        ==============


                                                        Full Year 2006
                                                           Outlook

                                                        --------------
Reconciliation of cash flow from operations - GAAP outlook to free cash flow outlook expected adjusted diluted shares outstanding

Cash flow from operations - GAAP outlook                $        0.78
Less: Additions to fixed assets and computer software           (0.08)
                                                        --------------
Free cash flow outlook                                  $        0.70
                                                        ==============


                                                        Full Year 2006
                                                           Outlook
                                                          (millions)
                                                        --------------
Reconciliation of expected diluted shares outstanding -
 GAAP to expected adjusted diluted shares outstanding

Expected diluted shares outstanding - GAAP                         71
Additional expected shares from common stock
 equivalents                                                        2
                                                         -------------
Expected adjusted diluted shares outstanding                       73
                                                         =============

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.


    The following schedules have been provided for ease of reviewing consolidated selected financial data for Dex Media, Inc. and its wholly-owned subsidiaries, Dex Media East, LLC and Dex Media West, LLC. Non-GAAP measures presented in these tables have been reconciled in Schedules 15 through 17 to the most directly comparable GAAP measure.



                              Schedule 10
                   Dex Media, Inc. and Subsidiaries
              Unaudited Combining Statement of Operations
                          Three Months Ended


 (Dollars in Millions)                December 31, 2005
                         --------------------------------------------

                                            Dex Media,
                           Dex      Dex        Inc.,     Dex Media,
                          Media    Media    Eliminations     Inc.
                           East     West      & Other    Consolidated
                         -------- -------- ------------- ------------
  Total Revenue          $ 176.6  $ 237.3       $   0.1      $ 414.0
  Cost of Revenue           56.3     74.9             -        131.2
  General &
   Administrative -
   (including bad debt
   expense)                 33.4     42.1           0.7         76.2
  Depreciation &
   Amortization              3.6      4.8             -          8.4
  Amortization of
   Intangibles              38.4     48.0             -         86.4
  Operating Income          44.9     67.5          (0.6)       111.8
  Interest Expense - Net    36.0     54.6          23.0        113.6
  Pre-tax Income             8.9     12.9         (23.7)        (1.9)
  Tax Provision              5.2      6.6         (11.0)         0.8
  Net Income (Loss)          3.7      6.3         (12.7)        (2.7)
  Earnings Per Share
   (EPS):
     Basic                                                     (0.02)
     Diluted                                                   (0.02)



(Dollars in Millions)                 December 31, 2004
                        ---------------------------------------------

                                           Dex Media,
                          Dex      Dex        Inc.,      Dex Media,
                         Media    Media    Eliminations     Inc.
                          East     West      & Other     Consolidated
                        -------- -------- ------------- -------------
  Total Revenue          $ 179.2  $ 233.5       $     -      $ 412.7
  Cost of Revenue           54.4     67.2             -        121.6
    General &
     Administrative -
     (including bad debt
     expense)               27.0     35.9           0.5         63.4
  Depreciation &
   Amortization              3.0      5.4           0.1          8.5
  Amortization of
   Intangibles              45.3     57.8             -        103.1
  Operating Income          49.5     67.2          (0.6)       116.1
  Interest Expense - Net    36.5     59.6          22.0        118.1
  Pre-tax Income            13.0      7.6         (22.6)        (1.9)
  Tax Provision              6.2      3.2          (8.8)         0.6
  Net Income (Loss)          6.8      4.5         (13.8)        (2.5)
  Earnings Per Share
   (EPS):
     Basic                                                     (0.02)
     Diluted                                                   (0.02)

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 11
                   Dex Media, Inc. and Subsidiaries
              Unaudited Combining Statement of Operations
                              Year Ended


 (Dollars in Millions)                December 31, 2005
                         --------------------------------------------

                                            Dex Media,
                           Dex      Dex        Inc.,     Dex Media,
                          Media    Media    Eliminations     Inc.
                           East     West      & Other    Consolidated
                         -------- -------- ------------- ------------
  Total Revenue          $ 716.5  $ 941.9             -    $ 1,658.4
  Cost of Revenue          218.7    285.7           0.1        504.5
  General &
   Administrative -
   (including bad debt
   expense)                 113.3    136.3           3.1        252.7
  Depreciation &
   Amortization             13.1     18.4             -        31.5
  Amortization of
   Intangibles             153.7    192.0             -        345.7
  Operating Income         217.7    309.5          (3.2)       524.0
  Interest Expense - Net   146.0    209.7          90.0        445.7
  Pre-tax Income            72.0    100.8         (93.2)        79.6
  Tax Provision             29.8     41.0         (38.0)        32.8
  Net Income (Loss)         42.2     59.9         (55.3)        46.8
  Earnings Per Share
   (EPS):
     Basic                                                      0.31
     Diluted                                                    0.31



(Dollars in Millions)                 December 31, 2004
                        ---------------------------------------------

                                           Dex Media,
                          Dex      Dex        Inc.,      Dex Media,
                         Media    Media    Eliminations     Inc.
                          East     West      & Other     Consolidated
                        -------- -------- ------------- -------------
  Total Revenue          $ 723.0  $ 879.9       $     -    $ 1,602.9
  Total Revenue -
   excluding the effects
   of Purchase Accounting  723.0    926.7             -      1,649.7
  Cost of Revenue          220.1    265.4             -        485.5
  Cost of Revenue -
   excluding the effects
   of Purchase Accounting  220.1    275.9             -        496.0
  General &
   Administrative -
   (including bad debt
   expense)                112.4    138.2             -        251.6
  Depreciation &
   Amortization             12.2     18.6             -         30.8
  Amortization of
   Intangibles             181.1    231.3             -        412.4
  Operating Income         197.2    226.4          (1.0)       422.6
  Interest Expense - Net   199.3    221.8          83.8        504.8
  Pre-tax Income            (2.1)     4.6         (84.7)       (82.2)
  Tax Provision             (0.5)     2.0         (32.9)       (31.5)
  Net Income (Loss)         (1.6)     2.6         (51.8)       (50.8)
  Earnings Per Share
   (EPS):
     Basic                                                     (0.39)
     Diluted                                                   (0.39)

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 12
                   Dex Media, Inc. and Subsidiaries
                       Unaudited Balance Sheets


                                                 As of
(Dollars in Millions)                      December 31, 2005
                                  -----------------------------------

                                                         Dex Media,
                                  Dex Media  Dex Media      Inc.
                                     East       West     Consolidated
                                  ---------- ---------- -------------
  Assets
   Cash and Cash Equivalents      $     0.2  $     1.7     $     2.8
   Accounts Receivable, Net            69.5       63.5         133.0
   Deferred Directory Costs           139.4      154.2         293.6
   Other Current Assets                11.7       27.0          35.3
                                  ---------  ---------     ---------
  Total Current Assets                220.8      246.4         464.7
   Property, Plant &
    Equipment, net                     53.9       53.0         106.9
   Intangible Assets, net           1,210.0    1,478.0       2,688.0
   Other Non-current Assets            54.0       59.5         155.2
   Goodwill                           890.7    2,190.7       3,081.4
                                  ---------  ---------     ---------
  Total Assets                      2,429.4    4,027.6       6,496.2
                                  =========  =========     =========
   Accounts Payable and
    Accrued Liabilities                75.4      121.8         195.2
   Deferred Directory Revenue         107.8      113.7         221.4
   Current Portion of Long-
    term Debt                         129.3      110.4         239.7
                                  ---------  ---------     ---------
  Total Current Liabilities           312.5      345.9         656.3
   Long-term Debt (excluding
    current portion)                1,434.5    2,524.1       5,053.1
   Deferred Income Taxes, net             -       42.9             -
   Other Non-current Liabilities       45.4       50.3          95.9
                                  ---------  ---------     ---------
  Total Liabilities                 1,792.4    2,963.2       5,805.3
  Total Equity                        637.0    1,064.4         690.9
                                  ---------  ---------     ---------
  Total Liabilities & Equity      $ 2,429.4  $ 4,027.6     $ 6,496.2
                                  =========  =========     =========


See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 12
                   Dex Media, Inc. and Subsidiaries
                       Unaudited Balance Sheets


                                                 As of
(Dollars in Millions)                      December 31, 2004
                                  -----------------------------------

                                                         Dex Media,
                                  Dex Media  Dex Media      Inc.
                                     East       West     Consolidated
                                  ---------- ---------- -------------
  Assets
   Cash and Cash Equivalents      $       -  $     8.9     $     9.2
   Accounts Receivable, Net            56.1       48.1         104.2
   Deferred Directory Costs           135.4      155.8         291.2
   Other Current Assets                13.4       12.6          26.6
                                  ---------  ---------     ---------
  Total Current Assets                204.9      225.4         431.2
   Property, Plant &
    Equipment, net                     50.8       50.7         101.5
   Intangible Assets, net           1,363.7    1,670.0       3,033.7
   Other Non-current Assets            90.4       88.0         230.2
   Goodwill                           890.7    2,190.7       3,081.4
                                  ---------  ---------     ---------
  Total Assets                      2,600.5    4,224.8       6,878.0
                                  =========  =========     =========
   Accounts Payable and
    Accrued Liabilities                69.9       91.4         180.1
   Deferred Directory Revenue          96.6      111.1         207.7
   Current Portion of Long-
    term Debt                         105.2       84.3         189.5
                                  ---------  ---------     ---------
  Total Current Liabilities           271.7      286.8         577.3
       Long-term Debt (excluding
        current portion)            1,655.3    2,836.5       5,537.8
       Deferred Income Taxes, net         -          -             -
       Other Non-current
        Liabilities                    39.9       42.4          82.4
                                  ---------  ---------     ---------
  Total Liabilities                 1,966.9    3,165.7       6,197.5
  Total Equity                        633.6    1,059.1         680.5
                                  ---------  ---------     ---------
  Total Liabilities & Equity      $ 2,600.5  $ 4,224.8     $ 6,878.0
                                  =========  =========     =========

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 13
                   Dex Media, Inc. and Subsidiaries
              Unaudited Combining Statement of Cash Flows
                          Three Months Ended


(Dollars in Millions)                December 31, 2005
                       ----------------------------------------------

                                           Dex Media,
                         Dex                  Inc.,      Dex Media,
                        Media   Dex Media  Eliminations     Inc.
                         East      West      & Other     Consolidated
                       -------- --------- ------------- -------------
  Operating Activities:
   Net Income (Loss)   $   3.7  $    6.3       $ (12.7)     $   (2.7)
   Provision for
    Bad Debts              5.8       7.7           0.1          13.6
   Depreciation
    and Amortization      42.0      52.8             -          94.8
   Amortization of
    Deferred Financing
    Costs                  3.0       5.2           0.5           8.7
   Accretion of Notes        -         -          12.6          12.6
   Deferred Income Tax     5.1       6.6         (10.9)          0.8
   Changes in Operating
    Assets & Liabilities (26.3)     50.8          (9.8)         14.7
   Other                   5.3       6.8           0.1          12.2
  Cash Provided by
   (Used for)
   Operating Activities   38.6     136.2         (20.1)        154.7
  Investment Activities:
   Capital Expenditures   (5.2)     (6.0)            -         (11.2)
  Cash Provided by
   (Used for)
   Investing Activities   (5.2)     (6.0)            -         (11.2)
  Financing Activities:
   Net Borrowings
    on Revolver            3.0     (13.0)            -         (10.0)
   Debt Repayments       (22.2)    (96.0)            -        (118.2)
   Dividends                 -         -         (13.5)        (13.5)
   Other                 (14.1)    (19.5)         34.4           0.8
  Cash Provided by
   (Used for)
   Financing Activities  (33.3)   (128.5)         20.9        (140.9)
  Beginning Cash Balance   0.1         -           0.1           0.2
  Ending Cash Balance      0.2       1.7           0.9           2.8
  Cash Interest Paid      51.1      23.4          20.0          94.5


See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 13
                   Dex Media, Inc. and Subsidiaries
              Unaudited Combining Statement of Cash Flows
                          Three Months Ended


(Dollars in Millions)                December 31, 2004
                       ----------------------------------------------

                                           Dex Media,
                         Dex                  Inc.,      Dex Media,
                        Media   Dex Media  Eliminations     Inc.
                         East      West      & Other     Consolidated
                       -------- --------- ------------- -------------
  Operating Activities:
   Net Income (Loss)   $   6.8  $    4.5       $ (13.8)     $   (2.5)
   Provision for
    Bad Debts              4.9       5.2             -          10.1
   Depreciation
    and Amortization      48.3      63.3             -         111.6
   Amortization of
    Deferred Financing
    Costs                  3.6      13.2           0.3          17.1
   Accretion of  Notes       -         -          11.6          11.6
   Deferred Income Tax     6.2       3.2          (8.8)          0.6
   Changes in Operating
    Assets & Liabilities (31.2)     29.8         (10.4)        (11.8)
  Other                   0.2       0.3             -           0.5
  Cash Provided by
   (Used for)Operating
   Activities             38.8     119.5         (21.1)        137.2
  Investment Activities:
   Capital Expenditures   (0.9)     (5.7)            -          (6.6)
  Other Investing
   Activities                -       2.7             -           2.7
  Cash Provided by
   (Used for)Investing
   Activities             (0.9)     (3.0)            -          (3.9)
  Financing Activities:
   Net Borrowings
   on Revolver               -         -             -             -
   Debt Repayments       (29.1)    (94.0)            -        (123.1)
   Other                  (8.8)    (16.5)         20.5          (4.8)
  Cash Provided by
   (Used for)Financing
   Activities            (37.9)   (110.5)         20.5        (127.9)
  Beginning Cash Balance     -       2.9           0.9           3.8
  Ending Cash Balance        -       8.9           0.3           9.2
  Cash Interest Paid      55.2      22.6          19.9          97.7


See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 14
                   Dex Media, Inc. and Subsidiaries
              Unaudited Combining Statement of Cash Flow
                              Year Ended


(Dollars in Millions)                December 31, 2005
                      -----------------------------------------------

                                           Dex Media,
                                              Inc.,      Dex Media,
                      Dex Media Dex Media  Eliminations     Inc.
                         East      West      & Other     Consolidated
                      --------- --------- ------------- -------------
  Operating Activities:
   Net Income (Loss)  $   42.2  $   59.9       $ (55.3)     $   46.8
  Provision for
   Bad Debts              25.8      26.7          (0.1)         52.4
  Depreciation
   and Amortization      166.8     210.5          (0.1)        377.2
  Amortization
   of Deferred
   Financing Costs        15.5      19.8           1.7          37.0
  Accretion of Notes         -         -          48.5          48.5
  Deferred Income Tax     29.8      40.9         (37.9)         32.8
  Changes in Operating
   Assets & Liabilities  (30.8)     (7.8)          0.4         (38.2)
  Other                    5.9       7.6           0.4          13.9
  Cash Provided by
   (Used for)Operating
   Activities            255.2     357.6         (42.4)        570.4
  Investment Activities:
   Capital Expenditures  (16.3)    (20.8)         (0.1)        (37.2)
  Cash Provided by
   (Used for)Investing
   Activities            (16.3)    (20.8)         (0.1)        (37.2)
  Financing Activities:
   Net Borrowings
    on Revolver           17.0       5.0             -          22.0
   Debt Repayments      (213.8)   (291.3)            -        (505.1)
   Dividends                 -         -         (54.1)        (54.1)
   Other                 (41.9)    (57.7)         97.2          (2.4)
  Cash Provided by
   (Used for)Financing
   Activities           (238.7)   (344.0)         43.1        (539.6)
  Beginning Cash
   Balance                   -       8.9           0.3           9.2
  Ending Cash Balance      0.2       1.7           0.9           2.8

  Cash Interest Paid     127.6     187.9          40.0         355.5

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 14
                   Dex Media, Inc. and Subsidiaries
              Unaudited Combining Statement of Cash Flow
                              Year Ended


(Dollars in Millions)                December 31, 2004

                                           Dex Media,
                                              Inc.,      Dex Media,
                      Dex Media Dex Media  Eliminations     Inc.
                         East      West      & Other     Consolidated
                      --------- --------- ------------- -------------
  Operating Activities:
   Net Income (Loss)  $   (1.6) $    2.6      $  (51.8)     $  (50.8)
   Provision for
    Bad Debts             21.2      22.5             -          43.7
   Depreciation
    and Amortization     193.3     249.9             -         443.2
   Amortization of
    Deferred Financing
    Costs                 28.9      33.0           1.6          63.5
   Accretion of Notes        -         -          42.3          42.3
   Deferred Income Tax    (0.5)      2.0         (33.0)        (31.5)
   Changes in Operating
    Assets & Liabilities (35.4)     14.9           0.2         (20.3)
   Other                   0.5       0.8             -           1.3
  Cash Provided by
   (Used for)Operating
   Activities            206.4     325.7         (40.7)        491.4
  Investment Activities:
   Capital Expenditures  (23.2)    (31.4)            -         (54.6)
  Other Investing
   Activities                -       7.9             -           7.9
  Cash Provided by
   (Used for)
   Investing Activities  (23.2)    (23.5)            -         (46.7)
  Financing Activities:
   Net Borrowings
    on Revolver              -         -             -             -
   Debt Repayments      (380.3)   (282.2)        250.4        (412.1)
       Other             194.4     (15.7)       (209.5)        (30.8)
  Cash Provided by
   (Used for)
   Financing Activities (185.9)   (297.9)         40.9        (442.9)
  Beginning Cash Balance   2.7       4.6           0.1           7.4
  Ending Cash Balance        -       8.9           0.3           9.2

  Cash Interest Paid     176.2     194.5          40.5         411.2


See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                             Schedule 15A
                   Dex Media, Inc. and Subsidiaries
                    EBITDA, EBITDA, as adjusted (B)


                                  Three Months       Twelve Months
                                 Ended Dec. 31,     Ended Dec. 31,
                                ----------------- -------------------
                                   2005     2004      2005      2004
                                 -------  -------  --------  --------
Net income (loss)               $  (2.7) $  (2.5) $   46.8  $  (50.8)
  Income tax provision
   (benefit)                        0.8      0.6      32.8     (31.4)
  Interest expense - net          113.6    118.0     445.7     504.8
  Depreciation & amortization       8.4      8.5      31.5      30.8
  Amortization of intangibles      86.4    103.1     345.7     412.4
                                -------  -------  --------  --------
EBITDA (a)                        206.5    227.7     902.5     865.8
  Effects of purchase accounting:
    Revenue                           -        -         -      46.8
    Cost of revenue                   -        -         -     (10.5)
                                -------  -------  --------  --------
EBITDA (a), as adjusted to
 exclude the effects of
 purchase accounting              206.5    227.7     902.5     902.1
                                -------  -------  --------  --------
Other adjustments:
   Advisory fees to Sponsors          -        -         -       2.0
   Advisory fee termination           -        -         -      20.0
   Accrued severance costs          2.6     (2.0)     11.0       6.8
   Merger costs                    10.0        -      11.7         -
   Stock compensation              11.3        -      11.3         -
                                -------  -------- --------  --------
EBITDA, as adjusted to exclude
 the effects of purchase
 accounting and certain non-
 recurring items  (a)           $ 230.4  $ 225.7  $  936.5  $  930.9
                                =======  =======  ========  ========

Revenue                         $ 414.0  $ 412.7  $1,658.4  $1,602.9
  Effects of purchase
   accounting                         -        -         -      46.8
                                -------  -------  --------  --------
Revenue, adjusted to exclude
 the effects of purchase
 accounting                     $ 414.0  $ 412.7  $1,658.4  $1,649.7
                                =======  =======  ========  ========

Cost of Revenue                $  131.2   $121.6  $  504.5  $  485.5
  Effects of purchase
   accounting                         -        -         -      10.5
                                -------  -------  --------  --------
Cost of Revenue, adjusted to
 exclude the effects of
 purchase accounting           $  131.2   $121.6  $  504.5  $  496.0
                                =======  =======  ========  ========

 (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                             Schedule 15B
                   Dex Media, Inc. and Subsidiaries
                          Free Cash Flow (C)


                                      Three Months     Twelve Months
                                      Ended Dec 31,     Ended Dec 31,
                                 ------------------------------------
                                     2005     2004     2005     2004
                                    ------  -------  -------  -------
Cash provided by operating
 activities                        $154.7  $ 137.2  $ 570.4  $ 491.4
  Capital expenditures              (11.2)    (6.6)   (37.2)   (54.6)
                                   ------  -------  -------  -------
Free cash flow (a)                  143.5    130.6    533.2    436.8

 (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                             Schedule 15C
                   Dex Media, Inc. and Subsidiaries
                    Diluted Earnings Per Share (D)


                                         Three Months   Twelve Months
                                         Ended Dec 31,   Ended Dec 31,
                                      --------------------------------
                                         2005    2004    2005    2004
                                        ------  ------   -----  ------
Diluted earnings per share - GAAP      $(0.02) $(0.02)  $0.31  $(0.39)
Adjustments:
    Effects of purchase accounting          -       -       -    0.16
    Advisory fees to Sponsors               -       -       -    0.01
    Advisory fee termination                -       -       -    0.09
    Accrued severance costs              0.01   (0.01)   0.04    0.03
    Merger costs                         0.04       -    0.05       -
    Stock compensation expense           0.04       -    0.04       -
                                       ------- -------  -----  -------
Diluted earnings per share -
    Adjusted (a)                       $ 0.07  $(0.03)  $0.44  $(0.10)
                                       ======= =======  =====  =======

 (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                             Schedule 15D
                   Dex Media, Inc. and Subsidiaries
                       Publication Sales (a) (E)


                                 Three Months    Twelve Months Ended
                                     Ended           December 31,
                                 December 31,
                                  2005     2004       2005       2004
                                -------  -------  ---------  ---------
Publication sales, excluding
 adjustments for changes in
 directory publication         $ 411.0  $ 389.5  $ 1,742.9  $ 1,669.4
 dates (a)
Adjustments for changes in
 directory publication dates         -     13.5      (14.9)      20.2
                               -------  -------  ---------  ---------
Publication sales (a)            411.0    403.0    1,728.0    1,689.6

Less: Current period
 publication sales (a) not
 recognized as revenue in
 current period due to the
 deferral method of accounting  (382.3)  (371.5)  (1,503.6)  (1,015.4)
Plus:  Revenue recognized in
 the current period for
 publication sales (a) from
 prior periods                   385.3    381.2    1,403.2      928.7
Plus:  Revenue recognized in
 the current period related to
 extension billings for
 changes in directory
 publication dates                   -        -       30.8          -
Revenue                        $ 414.0  $ 412.7  $ 1,658.4  $ 1,602.9

  (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 16
                   Dex Media, Inc. and Subsidiaries
                       EBITDA (a) Reconciliation
                          Three Months Ended


(Dollars in Millions)                  December 31, 2005
                           ------------------------------------------
                                            Dex Media,
                             Dex     Dex         Inc.,    Dex Media,
                            Media  Media   Eliminations         Inc.
                            East    West       & Other   Consolidated
                           ------ ------- ------------- -------------
Net income (loss)          $ 3.7  $  6.3        $(12.7)       $ (2.7)
  Income tax provision
   (benefit)                 5.2     6.6         (11.0)          0.8
  Interest expense - net    36.0    54.6          23.0         113.6
  Depreciation &
   amortization              3.6     4.8             -           8.4
  Amortization of
   intangibles              38.4    48.0             -          86.4
                           -----  ------        ------        ------
EBITDA (a)                  86.9   120.3          (0.7)        206.5
Other adjustments:
      Accrued severance
       costs                 1.1     1.4           0.1           2.6
     Merger costs            4.3     5.7             -          10.0
     Stock compensation      5.0     6.4          (0.1)         11.3
                           -----  ------        ------        ------
EBITDA, as adjusted to
 exclude the effects of
 certain non-recurring
 items (a)                  97.3   133.8          (0.7)        230.4
                           =====  ======        ======        ======



(Dollars in Millions)                  December 31, 2004
                          -------------------------------------------
                                            Dex Media,
                             Dex     Dex         Inc.,   Dex Media,
                            Media   Media  Eliminations         Inc.
                            East    West       & Other   Consolidated
                          ------- ------- ------------- -------------
Net income (loss)          $ 6.8  $  4.5        $(13.8)       $ (2.5)
  Income tax provision
   (benefit)                 6.2     3.2          (8.8)          0.6
  Interest expense - net    36.5    59.6          21.9         118.0
  Depreciation &
   amortization              3.0     5.4           0.1           8.5
  Amortization of
   intangibles              45.3    57.8             -         103.1
                           -----  ------        ------        ------
EBITDA (a)                  97.8   130.5          (0.6)        227.7
                           -----  ------        ------        ------
Other adjustments:
   Advisory fees to
    Sponsors                   -       -             -             -
   Advisory fees
    termination                -       -             -             -
   Accrued severance
    costs                   (1.1)   (0.9)            -         (2.0)
                           -----  ------        ------        ------
EBITDA, as adjusted to
 exclude the effects of
 certain non-recurring
 items (a)                 $96.7  $129.6        $ (0.6)       $225.7
                           =====  ======        ======        ======

 (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 17
                   Dex Media, Inc. and Subsidiaries
                       EBITDA (a) Reconciliation
                              Year Ended


(Dollars in Millions)                  December 31, 2005
                          -------------------------------------------
                                            Dex Media,
                             Dex     Dex         Inc.,    Dex Media,
                           Media   Media   Eliminations         Inc.
                            East    West       & Other   Consolidated
                          ------- ------- ------------- -------------
Net income (loss)         $ 42.2  $ 59.9        $(55.3)       $ 46.8
  Income tax provision
   (benefit)                29.8    41.0         (38.0)         32.8
  Interest expense - net   146.0   209.7          90.0         445.7
  Depreciation &
   amortization             13.1    18.4             -          31.5
  Amortization of
   intangibles             153.7   192.0             -         345.7
                          ------  ------        ------        ------
EBITDA (a)                 384.8   521.0          (3.3)        902.5
Other adjustments:
   Accrued severance
    costs                    4.8     6.2             -          11.0
   Merger costs              5.0     6.6           0.1          11.7
   Stock compensation        5.0     6.4          (0.1)         11.3
                          ------  ------        ------        ------
EBITDA, as adjusted to
 exclude the effects of
 certain non-recurring
 items (a)                 399.6   540.2          (3.3)        936.5
                          ======  ======        ======        ======

 (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                              Schedule 17
                   Dex Media, Inc. and Subsidiaries
                       EBITDA (a) Reconciliation
                              Year Ended


(Dollars in Millions)                  December 31, 2004
                          -------------------------------------------
                                            Dex Media,
                             Dex     Dex         Inc.,   Dex Media,
                            Media   Media  Eliminations         Inc.
                            East    West       & Other   Consolidated
                          ------- ------- ------------- -------------
Net income (loss)         $ (1.6)    2.6        $(51.8)     $  (50.8)
  Income tax provision
   (benefit)                (0.5)    2.0         (32.9)        (31.4)
  Interest expense - net   199.3   221.8          83.7         504.8
  Depreciation &
   amortization             12.2    18.6             -          30.8
  Amortization of
   intangibles             181.1   231.3             -         412.4
                          ------  ------        ------      --------
EBITDA (a)                 390.5   476.3          (1.0)        865.8
  Effects of purchase
   accounting:
  Revenue                      -    46.8             -          46.8
  Cost of revenue              -   (10.5)            -         (10.5)
                          ------  ------        ------      --------
EBITDA (a), as adjusted
 to exclude the effects
 of purchase accounting    390.5   512.6          (1.0)        902.1
Other adjustments:
   Advisory fees to
    Sponsors                 1.0     1.0             -           2.0
   Advisory fee
    termination             10.0    10.0             -          20.0
   Accrued severance
    costs                    2.9     3.9             -           6.8
                          ------  ------        ------      --------
EBITDA, as adjusted to
 exclude the effects of
 purchase accounting and
 certain non-recurring
 items (a)                $404.4  $527.5        $ (1.0)     $  930.9
                          ======  ======        ======      ========

Revenue                   $723.0  $879.9             -      $1,602.9
  Effects of purchase
   accounting                  -    46.8             -          46.8
                          ------  ------        ------      --------
Revenue, adjusted to
 exclude the effects of
 purchase accounting      $723.0  $926.7        $    -      $1,649.7
                          ======  ======        ======      ========

Cost of Revenue           $220.1  $265.4             -      $  485.5
  Effects of purchase
   accounting                  -    10.5             -          10.5
                          ------  ------        ------      --------
Cost of Revenue, adjusted
 to exclude the effects
 of purchase accounting   $220.1  $275.9        $    -      $  496.0
                          ======  ======        ======      ========

 (a) Denotes a non-GAAP financial measure.

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 18.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                                 Schedule 18
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------
   AND NON-GAAP MEASURES
   ---------------------


(1) Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2) As a result of the AT&T transaction (formerly known as SBC) and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted pro forma 2004 results. Adjusted results for 2005 exclude the impact of purchase accounting as well as certain other adjustments. Adjusted pro forma results for 2004 also reflect the combination of RHD with the AT&T directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the year presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the AT&T transaction had been consummated at the beginning of the period presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable. The adjusted and adjusted pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from AT&T that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the actual acquisition date of September 1, 2004, adjusted pro forma interest expense assumes the transaction occurred at the beginning of the periods presented and is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for AT&T directories not yet published at the acquisition date has also been excluded from adjusted and adjusted pro forma results.

(3) As a result of the Sprint transaction and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance in 2004. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted pro forma 2004 results. Adjusted results reflect the elimination of purchase accounting and certain other adjustments. The 2004 adjusted pro forma results assume that the appropriate pro rata portion of the revenue and direct costs of directories acquired from Sprint that published prior to the acquisition plus all January 2003 Sprint directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for Sprint directories not yet published at the acquisition date has also been removed.

(4) The preferred dividend, accretion of Preferred Stock to fair value, and the loss on repurchase of Preferred Stock is excluded because the adjusted results for the three months and year ended December 31, 2005 and the adjusted pro forma results for the three months and year ended December 31, 2004 assume the remaining Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore no dividends would have been payable and no accretion of Preferred Stock to fair value or loss on the repurchase would have been recorded.

(5) On a reported basis, basic EPS are calculated under the "two-class" method that requires earnings available to common shareholders, after deducting preferred dividends, the accretion of Preferred Stock to fair value and the loss on repurchase of Preferred Stock, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS are then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



R.H. DONNELLEY CORPORATION                         Schedule 18(cont'd)

NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------
     AND NON-GAAP MEASURES  (cont'd)
     -------------------------------


 (6) On an adjusted and adjusted pro forma basis, basic and diluted EPS are calculated as net income (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the Preferred Stock was converted to Common Stock at the beginning of the period.

 (7) Adjustments for the three months and year ended December 31, 2005 include revenue and expenses for directories acquired from AT&T that published prior to such acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Pro forma adjustments for the three months and year ended December 31, 2004 include (a) the revenue and expenses for directories acquired from AT&T that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP, (b) DonTech's selling and operational expenses prior to the acquisition, (c) certain differences between historical and current accounting policies of RHD and the acquired entities, and (d) the revenue and expenses for directories acquired from Sprint in 2003 that published prior to the acquisition, plus all January 2003 directories that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed from both periods presented.

 (8) Represents the additional depreciation and amortization expense related to the tangible and identifiable intangible assets acquired from AT&T over their estimated useful lives.

 (9) Represents the elimination of equity accounting used to account for RHD's 50% ownership interest in DonTech prior to the AT&T transaction.

(10) Represents the additional interest expense from the incremental borrowings used to finance the AT&T transaction. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results.

(11) Represents the tax effect of adjustments.

(12) RHD publication sales represent the total billable value of advertising sold in directories that published during the period. Beginning in 2006, RHD will begin using the term "advertising sales," which is substantially the same as publication sales. If events occur during the current period that affect the comparability of publication sales to the prior year period, such as changes in directory publication dates, then prior year publication sales are adjusted to conform to the current period presentation and to maintain comparability.

(13) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted pro forma EBITDA represent adjusted earnings and adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBTIDA and adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

(14) Advertising sales represent the total billable value of print and online products in the period in which the billing commences. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                         Schedule 18 (cont'd)
                   Dex Media, Inc. and Subsidiaries
         Notes to Unaudited Consolidated Financial Statements
                  Of Operations and Non-GAAP Measures


    A) In addition to disclosing financial results that are determined in accordance with GAAP, Dex Media also discloses certain non-GAAP measures. Dex Media discloses EBITDA, EBITDA as adjusted, free cash flow, and publication sales, all of which are non-GAAP measures. Dex Media also makes certain adjustments to revenue and cost of revenue to exclude the effects of purchase accounting relating to Dex Media's acquisition of its wholly-owned subsidiary, Dex Media West LLC in September 2003. Management believes that presenting adjusted GAAP results and non-GAAP measures is important for investors to better understand Dex Media's underlying operational and financial performance, to facilitate comparison of results between periods, to enable investors to better assess and understand Dex Media's ability to meet debt service, make capital expenditures and meet its working capital requirements. An analysis of Dex Media's results of operations as adjusted and the other non-GAAP measures presented in this press release should only be made in conjunction with data presented in accordance with GAAP.

    B) The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is net income (loss). This schedule presents a reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted, for the three months and twelve months ended December 31, 2005, compared to the same periods in 2004 (in millions). This schedule also reflects adjustments to revenue and cost of revenue to exclude the effects of purchase accounting. Using R.H. Donnelley's accounting policies and assumptions, Dex Media's full year 2005 adjusted EBITDA and fourth quarter 2005 adjusted EBITDA would have been different.

    C) The most directly comparable GAAP measure to free cash flow is cash provided by operating activities. This schedule presents a reconciliation of cash provided by operating activities to free cash flow and for the three months and twelve months ended December 31, 2005, compared to the same periods in 2004 (in millions).

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                         Schedule 18 (cont'd)
                   Dex Media, Inc. and Subsidiaries
         Notes to Unaudited Consolidated Financial Statements
                  Of Operations and Non-GAAP Measures

    D) The most directly comparable GAAP measure to diluted earnings per share - adjusted is diluted earnings per share - GAAP. This schedule presents a reconciliation of diluted earnings per share - GAAP to diluted earnings per share - adjusted for the three months and twelve months ended December 31, 2005, compared to the same periods in 2004 (in millions).

    E) Dex Media utilizes the deferral and amortization method of accounting, under which revenue and expenses are recognized over the lives of the directories published by the company. Dex publication sales, which is a non-GAAP financial measure for the company, represents the total billable value of advertising in directories that were published during the period, together with all other revenue, including Internet and direct marketing products, sold during the period. If events occur during the current period that affect the comparability of publication sales to the prior year period, such as changes in directory publication dates, then prior year publication sales are adjusted to conform to the current period presentation and to maintain comparability. The most comparable GAAP financial measure to publication sales is revenue. Management believes that a comparison of publication sales from one period to another provides a meaningful indication of recent sales trends, taking into consideration the diversity of directories published and other products sold in each quarter that are not fully reflected by deferral and amortization accounting. Although publication sales is subsequently recognized as revenue over the lives of the respective directories, publication sales may not be directly indicative of the amount ultimately recognized as revenue under deferral and amortization, due to adjustments that may occur in subsequent reporting periods. Therefore, publication sales is not necessarily indicative of Dex Media's future quarterly or annual recognized revenue. Dex Media utilizes publication sales to set bonus targets and to monitor, assess and reward sales performance. This schedule presents a reconciliation of publication sales to total recognized revenue for the three months and twelve months ended December 31, 2005, compared to the same periods in 2004 (in millions).


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.




    CONTACT: R.H. Donnelley Corporation
             Investor Relations:
             James M. Gruskin, 800-497-6329
             or
             Media Relations:
             Tyler D. Gronbach, 919-297-1541